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                                                                       EXHIBIT 5


                         LIMITED IRREVOCABLE PROXY


      THIS LIMITED IRREVOCABLE PROXY (this "PROXY"), dated February 10, 1995 is entered into among SANTA FE ENERGY RESOURCES, INC., a Delaware corporation ("SANTA FE"), and LG&E ENERGY CORP., INC., a Kentucky corporation ("LG&E").

      WHEREAS, LG&E, Carousel Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of LG&E ("CAROUSEL"), and Hadson Corporation, a Delaware corporation ("HADSON"), have entered into an Agreement and Plan of Merger of even date herewith to effect a merger of Carousel with and into Hadson (the "MERGER");

      NOW, THEREFORE, Santa Fe hereby irrevocably designates LG&E, for and on behalf of Santa Fe and in its name, place and stead, as Santa Fe's true and lawful proxy and attorney-in-fact to attend any annual or special meeting of the stockholders (the "STOCKHOLDERS") of Hadson at which the Merger will be voted on by the Stockholders and to vote, or act by written consent in lieu of a vote or meeting, any and all shares of common stock, par value $.01 per share, of Hadson ("COMMON STOCK") that Santa Fe may own, or otherwise have the power to vote or to direct the vote, during the term of this Proxy in such manner as to cause the Merger to be approved; provided, however, that the foregoing designation by Santa Fe of LG&E as Santa Fe's attorney-in-fact and proxy is solely for the limited purpose of permitting LG&E to vote, or to act by written consent in lieu of a vote or meeting, such shares of Common Stock in favor of the Merger and may be exercised or otherwise utilized by LG&E only if Santa Fe fails or refuses to vote its shares of Common Stock in favor of the Merger at such meeting, or to act by written consent in favor of the Merger in lieu of a meeting or vote.

      The term of this Proxy shall commence on the date hereof and shall end on June 30, 1995, or such later date, not beyond December 31, 1995, to which any vote on the Merger or an Amendment may be extended; provided, however, that this Proxy shall terminate automatically upon any termination of the Securities Purchase Agreement among Santa Fe, LG&E and Carousel.

      IN WITNESS WHEREOF, the parties have executed this Proxy and caused the same to be duly delivered on their behalf as of the date first written above.

                                    SANTA FE ENERGY RESOURCES, INC.


                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title: